UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 21, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 21, 2016, ITT Educational Services, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle three shareholder derivative actions: (1) Wilfred v. Modany, et al., Case No. 13-cv-3110-JPO (S.D.N.Y.), including all cases consolidated thereunder (the “Wilfred Action”); (2) Lawrence v. Modany, et al., Case No. 14-cv-2106-TWP-DML (S.D. Ind.) (the “Lawrence Action”); and (3) McKee v. Modany, et al., Cause No. 49D07-1507-PL-021891 (Ind. Super. Ct.) (the “McKee Action”) (collectively, the “Actions”).  The Actions were brought derivatively, purportedly on behalf of the Company, against certain of the Company’s current and former directors and officers.  The Actions allege various breaches of fiduciary duties, gross mismanagement, corporate waste, unjust enrichment, and other claims, primarily in connection with certain risk sharing agreements entered into in 2007, 2009 and 2010 between the Company and third-parties related to private education loan programs.  The proposed settlement, which remains subject to court approvals, is intended by the settling parties to fully, finally and forever resolve the Actions on the terms set forth in the Stipulation, including the dismissal of the Actions with prejudice.  Under the terms of the proposed settlement, the Company will implement certain agreed upon corporate governance reforms, to be administered by the Company and its Board of Directors if the settlement is finally approved and becomes effective.  Additionally, subject to court approval, the Company has agreed to pay up to $1.1 million in attorneys’ fees and expenses (the “Fee Award”) to the plaintiffs’ counsel.  One of the Company’s insurers will fund half of the amount of the Fee Award, on behalf of the individual defendants in the Actions.

On January 22, 2016, the Stipulation and related exhibits were filed in the Wilfred Action in the United States District Court for the Southern District of New York, and the plaintiffs in that action moved, among other things, for the court to preliminarily approve the settlement, to approve the form and manner of notice to be provided to the Company’s shareholders, and to schedule a hearing for the court to consider final approval of the settlement.  Prior to final court approval, current shareholders will have the opportunity to raise objections, or to otherwise be heard, regarding the terms of the settlement and the Fee Award.  If the settlement is finally approved by the court in the Wilfred Action, the plaintiffs in the Lawrence Action and the McKee Action will move their respective Indiana courts for the dismissal of their actions with prejudice.  Dismissal of all of the Actions with prejudice is a material condition of the proposed settlement, without which the settlement will not become effective.  In the event that the settlement is not approved by the court, or otherwise does not become effective, the settling parties will be restored to their respective positions in the Actions as of the date immediately preceding the date of the Stipulation.

The Stipulation does not include any admission of the validity of any of the claims the plaintiffs have asserted in the Actions, or of any liability with respect thereto.  The Company has determined that the proposed settlement is in the best interests of the Company, and it is intended to eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2016

ITT Educational Services, Inc.

By: /s/ Ryan L. Roney
       Name: Ryan L. Roney
       Title: Executive Vice President, Chief
                        Administrative and Legal Officer and Secretary

3